                                                  Draft of June 20, 1998






                                 AURORA FOODS INC.


                                    COMMON STOCK
                             (PAR VALUE $.01 PER SHARE)

                                   _____________

                               UNDERWRITING AGREEMENT

                                    (U.S. VERSION)
                              --------------------------



                                                           . . . . . . . ,  1998



Goldman, Sachs & Co.,
BT Alex. Brown Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Credit Suisse First Boston Corporation
SBC Warburg Dillon Read Inc.
Chase Securities Inc.
 As representatives of the several Underwriters named in Schedule I hereto,

c/o Goldman, Sachs & Co.
 85 Broad Street,
  New York, New York 10004

Ladies and Gentlemen:

     Aurora Foods Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 11,004,409 shares of Common Stock, par value $.01 per share ("Stock"), of the Company and Aurora/VDK LLC, a Delaware limited liability company, the sole stockholder of the Company named in Schedule II hereto ("New LLC" or the "Sole Stockholder") proposes, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 1,320,591 shares and, at the election of the Underwriters, up to 1,848,750 additional shares of Stock. The aggregate of 12,325,000 shares to be sold by the Company and New LLC


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is herein called the "Firm Shares" and the aggregate of 1,848,750 additional shares to be sold by New LLC is herein called the "Optional Shares." The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

     Prior to the date hereof, (i) Aurora Foods Inc., a Maryland corporation ("Aurora Maryland"), was merged into and succeeded by the Company, (ii) MBW Investors LLC, a Delaware limited liability company ("MBW LLC"), contributed all of the issued and outstanding capital stock of Aurora Foods Holdings, Inc., a Delaware corporation ("Aurora Holdings"), and VDK Foods LLC, a Delaware limited liability company ("VDK LLC"), contributed all of the issued and outstanding capital stock of VDK Holdings, Inc., a Delaware corporation ("VDK Holdings") to New LLC, in exchange for membership interests in New LLC, and (iii) New LLC contributed all of the issued and outstanding capital stock of Aurora Holdings and VDK Holdings to the Company in exchange for Common Stock. The transactions comprising the merger of Aurora Maryland into the Company, the capitalization of New LLC with all of the issued and outstanding capital stock of VDK Holdings and Aurora Holdings, the formation of the Company and the capitalization of the Company with all of the issued and outstanding capital stock of VDK Holdings and Aurora Holdings are collectively referred to as the "Reorganization".
Subsequent to the date hereof but prior to the Time of Delivery (as defined in Section 5 hereof), Van de Kamp's, Inc. a Delaware corporation ("VDK"), A Foods Inc., a Delaware corporation ("A Foods"), VDK Holdings and Aurora Holdings will each be merged into and succeeded by the Company. The transactions comprising the merger of each of VDK, VDK Holdings, A Foods and Aurora Holdings with and into the Company are collectively referred to as the "Merger". Aurora Maryland, Aurora Holdings, VDK Holdings, New LLC, VDK and A Foods are collectively referred to herein as the "Predecessors" and individually as a "Predecessor". Any references in this Agreement to "the Company and its subsidiaries", "the Company or any of its subsidiaries", and "each Subsidiary of the Company" shall, after the consummation of the Merger, be deemed to be references to the Company only. Subsequent to the date hereof, New LLC will be liquidated and will distribute to, among others, entities that are under the control of, under common control with or that are otherwise affiliates of Fenway Partners Capital Fund, L.P. ("Fenway"), McCown De Leeuw & Co. III, L.P. ("MDC III"), McCown De Leeuw & Co. III (Europe), L.P. ("MDC IIIE"), McCown De Leeuw & Co. III (Asia), L.P. ("MDC IIIA"), McCown De Leeuw & Co. IV, L.P. ("MDC IV"), McCown De Leeuw & Co. IV Associates, L.P. ("MDC IV A"), Gamma Fund LLC ("Gamma"), Delta Fund LLC ("Delta" and together with MDC III, MDC IIIE, MDC IIIA, MDC IV, MDC IV A, and Gamma, the "MDC Entities" and each individually, an "MDC Entity"), certain of the net proceeds received by it from the sale of Shares by it hereunder and under the International Underwriting Agreement. New LLC, Fenway and the MDC Entities are hereinafter collectively referred to as the "Selling Stockholders".

     It is understood and agreed to by all parties that the Company and the Selling Stockholders are concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Company and New LLC of up to a total of 2,501,250 shares of Stock (the "International Shares"), including the overallotment option thereunder, through arrangements with certain underwriters outside the United States (the "International Underwriters"), for whom Goldman Sachs International, BT Alex. Brown International, Donaldson, Lufkin & Jenrette International, Credit Suisse First Boston (Europe) Limited, Swiss Bank Corporation acting through its division, SBC Warburg Dillon Read, and Chase Manhattan International Limited are acting as lead managers. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Underwriting Agreement are hereby expressly made

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conditional on one another.  The Underwriters hereunder and the International
Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the International Shares. The latter form of prospectus will be identical to the former except for certain substitute pages. Although the Shares will be registered in the United States under a registration statement, the international form of prospectus will not be included in such filing. Except as used in Sections 2, 4, 5, 11 and 13 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all the shares of Stock which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

     1.   (a)     The Company and New LLC, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

          (i) A registration statement on Form S-1 (File No. 333-50681) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus";

          (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, except that the preliminary prospectuses,

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     included in the Initial Registration Statement filed on April 22, 1998 and
     May 15, 1998, did not include an estimated range of the maximum offering price and share and per share data and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

          (iii) As of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, the Registration Statement conformed, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

          (iv) Neither any Predecessor nor the Company or any subsidiary of the Company has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference is material to the business, financial condition, or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any subsidiary of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

          (v) The Company and its subsidiaries have, and after giving effect to the consummation of the Merger will have, good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property to the Company and its Subsidiaries, taken as a whole, and such as do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

          (vi) The Company has been duly incorporated and is, and after giving effect to consummation of the Merger will be, validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification except where the failure to be so qualified would not, either individually or in the aggregate with such other failures, have a material adverse effect on the business, financial condition, or results of operations of the Company and its subsidiaries, taken as a whole; as of the date hereof, each subsidiary of the Company has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be; and after giving effect to consummation of the Mergers, the Company does not have any subsidiaries;

          (vii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; as of the date hereof, all of the issued shares of capital stock of each corporate subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are, owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

          (viii) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder and under the International Underwriting Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

          (ix) The issue and sale of the Shares to be sold by the Company hereunder and under the International Underwriting Agreement and the compliance by the Company with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation by the Company and New LLC of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject except for such conflicts, breaches, violations or defaults that individually or in the aggregate would not have a material adverse effect on the business, financial condition, or results of operations of the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any existing United States federal or state statute (excluding for purposes of this paragraph (ix) United States federal or state securities laws) or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement and the International Underwriting Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters;

          (x) Neither any Predecessor nor the Company or any subsidiary of the Company has violated any existing foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

          (xi) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) for which the Company or any of its subsidiaries could reasonably be expected to be responsible which would, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

          (xii) Each of the Company and its subsidiaries has, and after giving effect to the Merger will have, such concessions, permits, licenses, consents, exemptions, franchises, authorizations, orders, registrations, qualifications and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governments, governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws and under any rules and regulations promulgated by the U.S. Food and Drug Administration (the "FDA"), as are necessary to own, lease, license and operate its properties and to conduct its business as described in the Prospectus and to consummate the Reorganization and the Merger, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, (i) have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) adversely effect the validity, performance or consummation of the Reorganization or the Merger or the transactions contemplated by this Agreement and the International Underwriting Agreement. Each such Authorization is valid


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     and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and other than as disclosed in the Prospectus, such Authorizations contain no restrictions that are materially burdensome to any of the Company or any of its subsidiaries; except in each case described in this sentence where such failure to be valid and in full force and effect or to be in compliance or the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate with all such failures, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

          (xiii) All agreements of any of the Predecessors or the Company that are necessary to consummate the Reorganization or the Merger, as the case may be, have been duly and validly authorized, executed and delivered by the parties thereto and are valid and legally binding agreements of the parties thereto, and enforceable in accordance with their terms, each Predecessor and the Company have all corporate or limited liability company power and authority necessary to consummate the Reorganization and the Merger, and no circumstance exists which would allow or cause any party to any agreements that are necessary to consummate the Merger to terminate or fail to perform its obligations thereunder. All stockholder and limited liability company member approvals necessary to consummate the Reorganization and the Merger have been obtained and are in full force and effect. The consummation of the Reorganization and the Merger will not
     (i) conflict with or constitute a breach of any of the terms or provisions of, or a default under, (A) the certificate of incorporation, by-laws or other constituent documents of any of the Predecessors or the Company or any of its subsidiaries, or (B) any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any Predecessor or the Company or any of its subsidiaries is a party or by which any of the Predecessors or the Company or any of its subsidiaries or any of their respective property is bound, (ii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any governments or court or any governmental body or agency having jurisdiction over any of the Predecessors or the Company or any of its subsidiaries or any of their respective property, or (iii) result in the suspension, termination or revocation of, or result in the imposition of fines or penalties pursuant to, or result in any other impairment of any Authorization, rights, assets or properties of any of the Company or any of its subsidiaries; except in the case of clauses (i)(B), (ii), or (iii) for such conflicts, breaches, defaults, violations, suspensions, terminations, revocations, fines and penalties as would not in the aggregate with such other conflicts, breaches, defaults, violations, suspensions, terminations, revocations, fines and penalties be expected to (x) have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (y) adversely effect the validity, performance or consummation of the Reorganization, the Merger or the transactions contemplated by this Agreement or the International Underwriting Agreement;


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          (xiv)   The Company and its subsidiaries own or possess, or have
     adequate rights to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and /or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") currently used, or that after the Merger will be used by them in connection with their business as described in the Prospectus and as proposed to be operated by them (including the trademarks "Duncan Hines", "Log Cabin", "Country Kitchen", "Mrs. Butterworth's", "Aunt Jemima", "Wigwam", "Van de Kamp's", "Mrs. Paul's" and "Celeste"), and, except as disclosed in the Prospectus, neither any of the Predecessors nor the Company or any of its subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement or conflict with) asserted rights of others with respect to such Intellectual Property except with respect to any alleged infringement or conflict which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company;

          (xv) Neither the Company nor any subsidiary of the Company is in violation of its Certificate of Incorporation, By-laws or other constituent documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

          (xvi) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, under the captions "Risk Factors--Mandatory Offer to Purchase VDK Notes Upon Change of Control", "--Governmental Regulation "--Environmental Matters","Business--Certain Legal and Regulatory Matters", "Principal Stockholders--Securityholders Agreement", "Certain Relationships and Related Transactions", "Certain United States Federal Tax Consequences to Non-United States Holders of Common Stock" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, present in all material respects a fair description of such provisions and documents;

          (xvii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which could reasonably be expected to be determined adversely and, if so determined, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (xviii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

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          (xix)   Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

          (xx) Price Waterhouse LLP, who have certified certain financial statements of the Predecessors and of the Company, Deloitte and Touche LLP, who have certified certain financial statements included in the Registration Statement, and Coopers & Lybrand L.L.P., who have certified certain financial statements included in the Registration Statement, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

          (xxi) The filing of the Initial Registration Statement has been duly authorized by Aurora Maryland;

          (xxii) The Reorganization has been duly consummated in accordance with all applicable law and upon the filing of the Certificate of Merger with and by the Secretary of State of the State of Delaware, the Merger shall have been consummated in accordance with the Agreement of Merger and the laws of the State of Delaware;

          (xxiii) The Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

          (xxiv) Except as described in the Prospectus, there are no contracts, agreements, or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company;

          (xxv) There are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

          (xxvi) The PRO FORMA balance sheets and PRO FORMA statements of income and the related notes thereto set forth in the Registration Statement and the Prospectus have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission, have been compiled on the pro forma basis described therein, and in the opinion of the Company, the assumptions used in the preparation thereof and the adjustments used therein are reasonable; and

          (xxvii) This Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by the Company.

     (b) New LLC represents and warrants to, and agrees with, each of the Underwriters and the Company that:

          (i) All Authorizations necessary for the execution and delivery by New LLC of this Agreement, and the International Underwriting Agreement, and by New LLC of the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by New LLC hereunder and under the International

     Underwriting Agreement, have been obtained; New LLC has full right, power and authority to enter into this Agreement and the International Underwriting Agreement; and New LLC has full right, power and authority to enter into the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by it hereunder and under the International Underwriting Agreement;

          (ii) The sale of the Shares to be sold by New LLC hereunder and under the International Underwriting Agreement and the compliance by New LLC with all of the provisions of this Agreement and the International Underwriting Agreement, and by New LLC with all of the provisions of the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which New LLC or any of its subsidiaries is a party or by which New LLC or any of its subsidiaries is bound, or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of the limited liability company agreement and certificate of limited liability of New LLC, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over New LLC or its property;

          (iii) New LLC has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) will have, good and valid title to the Shares to be sold by it hereunder and under the International Underwriting Agreement, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto and thereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters or the International Underwriters, as the case may be;

          (iv) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell, file a registration statement with respect to (other than a registration statement on Form S-8 with respect to an employee benefit plan of the Company) or otherwise dispose of, directly or indirectly, except as provided hereunder and under the International Underwriting Agreement, any Stock or securities of the Company that are substantially similar to the Stock, including but not limited to any securities that are convertible into or exchangeable for, or whose exercise or settlement price is derived from, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

          (v) New LLC has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished in writing or otherwise to the Company by or on behalf of New LLC expressly for use therein or otherwise relate to New LLC, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (vii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, New LLC will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

          (viii) Certificates in negotiable form representing all of the Shares to be sold by New LLC hereunder and under the International Underwriting Agreement have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by New LLC to [NAME OF CUSTODIAN], as custodian (the "Custodian"), and New LLC has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing the persons indicated in Schedule II hereto, and each of them, as such New LLC's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement and the International Underwriting Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters and the International Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by New LLC hereunder and otherwise to act on behalf of New LLC in connection with the transactions contemplated by this Agreement, the International Underwriting Agreement and the Custody Agreement;

          (ix) The Shares represented by the certificates held in custody for New LLC under the Custody Agreement are subject to the interests of the Underwriters hereunder and the International Underwriters under the International Underwriting Agreement; the arrangements made by New LLC for such custody, and the appointment by New LLC of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of New LLC hereunder shall not be terminated by operation of law, whether by the dissolution of New LLC or by the occurrence of any other event; if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of New LLC in accordance with the terms and conditions of this Agreement, of the International Underwriting Agreement and of the Custody Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such termination, dissolution or other event;

          (x) All agreements of New LLC that are necessary to consummate the Reorganization or the Merger, as the case may be, have been duly and validly authorized, executed and delivered by New LLC and are valid and legally binding agreements of such New LLC, enforceable against such New LLC in accordance with their terms. The execution, delivery and performance of any of such agreements by such New LLC will not (i) conflict with or constitute a breach of any of the terms or provisions of, or a default under, (A) its certificate of incorporation, by-laws or other constituent documents, or (B) any indenture, loan agreement, mortgage, lease or other agreement or instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or any of their respective property is bound, (ii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any governments or court or any governmental body or agency having jurisdiction over it or any of its subsidiaries or any of their respective property, or
     (iii) result in the suspension, termination or revocation of, or result in the imposition of fines or penalties pursuant to, or result in any other impairment of any Authorization, rights, assets or properties of any of the Company or any of its subsidiaries; except in the case of clauses
     (i)(B), (ii), or (iii) for such conflicts, breaches, defaults, violations, suspensions, terminations, revocations, fines and penalties as wold not in the aggregate with such other conflicts, breaches, defaults, violations, suspensions, terminations, revocations, fines and penalties be expected to
     (x) have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (y) adversely effect the validity, performance or consummation of the Reorganization, the Merger or the transactions contemplated by this Agreement or the International Underwriting Agreement;

          (xi) New LLC has been duly organized and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and conduct its business as described in the Prospectus and to perform all of the transactions contemplated by this Agreement and the International Underwriting Agreement; and

          (xii) The Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by New LLC.

     (c) Fenway represents and warrants to, and agrees with, each of the Underwriters and the Company that:

          (i) All Authorizations necessary for the execution and delivery by such Selling Stockholder of this Agreement, and the International Underwriting Agreement, have been obtained; and such Selling Stockholder has full limited partnership right, power and authority to enter into this Agreement and the International Underwriting Agreement;

          (ii) The compliance by such Selling Stockholder with its obligations under this Agreement and the International Underwriting Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or by which such Selling Stockholder or any of its subsidiaries is bound, or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of the partnership agreement of such Selling Stockholder, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

          (iii) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell, file a registration statement with respect to, or otherwise dispose of, directly or indirectly, except as provided hereunder and under the International Underwriting Agreement, any Stock or securities of the Company that are substantially similar to the Stock, including but not limited to any securities that are convertible into or exchangeable for, or whose exercise price is derived from, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

          (iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (v) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder expressly for use under the caption "Principal Stockholders and Selling Stockholder" therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of Form S-1 and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (vi) Such Selling Stockholder has been duly organized and is validly existing as a limited partnership in good standing under the laws of its jurisdiction of organization with power and authority to perform its obligation under this Agreement and the International Underwriting Agreement; and

          (vii) The Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by such Selling Stockholder.

     (d) Each MDC Entity severally, as to itself, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

          (i) All Authorizations necessary for the execution and delivery by such Selling Stockholder of this Agreement, and the International Underwriting Agreement, have been obtained; and each such Selling Stockholder has the requisite partnership or limited liability company right, power and authority to enter into this Agreement and the International Underwriting Agreement;

          (ii) The compliance by each such Selling Stockholder with its obligations under this Agreement and the International Underwriting Agreement, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or by which such Selling Stockholder or any of its subsidiaries is bound, or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of the limited partnership agreement if such Selling Stockholder is a limited partnership, or the limited liability company agreement and certificate of limited liability if such Selling Stockholder is a limited liability company, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

          (iii) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell, file a registration statement with respect to, or otherwise dispose of, directly or indirectly, except as provided hereunder and under the International Underwriting Agreement, any Stock or securities of the Company that are substantially similar to the Stock, including but not limited to any securities that are convertible into or exchangeable for, or whose exercise price is derived from, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

          (iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (v) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder expressly for use under the caption "Principal Stockholders and Selling Stockholders", such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of Form S-1 and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (vi) If such Selling Stockholder is a limited partnership, it has been duly organized and is validly existing as a limited partnership in good standing under the laws of its jurisdiction of organization, with power and authority to perform its obligations under this Agreement and the International Underwriting Agreement;

          (vii) If such Selling Stockholder is a limited liability company, it has been duly organized and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of organization, with power and authority to perform its obligations under this Agreement and the International Underwriting Agreement; and

          (viii) The Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by such Selling Stockholder.

     2. Subject to the terms and conditions herein set forth, (a) the Company and New LLC agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and New LLC, at a purchase price per share of
$............., the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and New LLC as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and New LLC hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, New LLC agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from New LLC at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

     New LLC hereby grants to the Underwriters the right to purchase at their election up to 1,848,750 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     3. The Company hereby confirms its engagement of Goldman, Sachs & Co. as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of
Section 2(o) of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Shares. Goldman, Sachs & Co., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU". As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $10,000 at the First Time of Delivery.

     4. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     5.   (a)     The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company and New LLC shall be delivered by or on behalf of the Company and New LLC to Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and New LLC to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on ............., 1998, or at such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Attorney-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Firm Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

          (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at each Time of Delivery. A meeting will be held at the Closing Location at 2:30 p.m., New York City time, on the New York Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     6.   The Company and New LLC, jointly and severally, agree with each of the
Underwriters:

          (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

          (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

          (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell, file a registration statement with respect to (other than a registration statement with respect to an employee benefit plan of the Company), or otherwise dispose of, directly or indirectly, except as provided hereunder and under the International Underwriting Agreement, any Stock or securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or whose exercise or settlement price is derived from, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

          (f) For so long as there are stockholders of the Company other than the persons listed in the Prospectus under the caption "Principal and Selling Stockholders" (such persons that are not so listed, the "Public Holders") or until such time as each Public Holder has directed the Company in writing not to provide such Public Holder with an annual report, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

          (g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

          (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement and the International Underwriting Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

          (i) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange");

          (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

          (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

          (l) To take, or cause to be taken, prior to the First Time of Delivery, all actions necessary to cause the Merger to occur concurrently with the First Time of Delivery and not to amend, modify or terminate, or permit any of its subsidiaries to amend, modify or terminate, any provision of the Agreement of Merger prior to the First Time of Delivery without the prior written consent of the Representatives.

     7. The Company and New LLC, jointly and severally, covenant and agree with one another and with the several Underwriters that (a) the Company and such Selling Stockholder will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the International Underwriting Agreement, the Agreement between Syndicates, the Selling Agreements, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; and (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (b) the Company will pay or cause to be paid (i) the cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section and (c) each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder, (ii) New LLC's fees and expenses of the Attorneys-in-Fact and the Custodian and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by New LLC to the Underwriters hereunder. In connection with Clause (c) (iii) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and New LLC agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b) Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares being delivered at such Time of Delivery, the Registration Statement and the Prospectus as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Richards & O'Neil, LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you.

          (d) Richards & O'Neil, LLP, counsel for New LLC, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(c) hereto), dated the First Time of Delivery, in form and substance satisfactory to you;

          (e) Ropes & Gray, counsel for Fenway, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(d) hereto), dated the First Time of Delivery, in form and substance satisfactory to you;

          (f) Godward LLP, counsel for each of the MDC Entities, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(e) hereto), dated the First Time of Delivery, in form and substance satisfactory to you;

          (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Price Waterhouse LLP, Deloitte & Touche LLP and Coopers & Lybrand L.L.P., shall each have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

          (h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial condition, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (i) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and
     (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

          (j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iii) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (k) The Shares to be sold by the Company and New LLC at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange;

          (l) The Company has obtained and delivered to the Underwriters executed copies of an agreement from all parties to the Securityholders Agreement (as defined in the Prospectus) to the effect set forth in Section 6(e) hereof in form and substance satisfactory to you;

          (m) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

          (n) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and the Selling Stockholders, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and
     (h) of this Section, and as to such other matters as you may reasonably request; and

          (o) The Merger shall have been consummated and evidence of the filing of the executed Certificate of Merger with the Secretary of State of the State of Delaware, satisfactory to the Representatives, shall have been provided to the Representatives.

     9.   (a)     The Company and New LLC, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and New LLC shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

     (b) Fenway will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder expressly for use under the caption "Principal Stockholders and Selling Stockholder" therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; PROVIDED, FURTHER, that the liability of Fenway pursuant to this subsection

(b) shall not exceed the product of (i) the number of Shares deemed sold by such Selling Stockholder (based on the allocation of proceeds to Fenway as set forth in the Custody Agreement) consistent with the data set forth in the Prospectus under the caption "Principal Stockholders and Selling Stockholder" including any Optional Shares and (ii) the initial public offering price of the Shares as set forth in the Prospectus.

     (c) Each MDC Entity will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder expressly for use under the caption "Principal Stockholders and Selling Stockholder" therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; PROVIDED, FURTHER, that the liability of such MDC Entity pursuant to this subsection (c) shall not exceed the product of (i) the number of Shares deemed sold by such Selling Stockholder (based on the allocation of proceeds to such Selling Stockholder as set forth in the Custody Agreement) consistent with the data set forth in the Prospectus under the caption "Principal Stockholders and Selling Stockholder" including any Optional Shares and (ii) the initial public offering price of the Shares as set forth in the Prospectus.

     (d) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling

Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

     (e)  Promptly after receipt by an indemnified party under subsection (a),
(b), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (f) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a),
(b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (e) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (g)  The obligations of the Company and the Selling Stockholders under this
Section 9 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

     10.  (a)     The Company and New LLC, jointly and severally, will indemnify and hold harmless Goldman, Sachs & Co., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.

     (b) Promptly after receipt by the QIU under subsection (a) above of notice of the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the Company under such subsection, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to the QIU otherwise than under such subsection. In case any such action shall be brought against the QIU and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the Company or New LLC), and, after notice from the indemnifying party to the QIU of its election so to assume the defense thereof, the indemnifying party shall not be liable to the QIU under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the QIU, in connection with the defense thereof other than reasonable costs of investigation. Neither the Company nor New LLC shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the QIU is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the QIU.

     (c) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless Goldman, Sachs & Co., in its capacity as QIU, under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company and New LLC shall contribute to the amount paid or payable by the QIU as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and New LLC on the one hand and the QIU on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the QIU failed to give the notice required under subsection (b) above, then the Company and New LLC shall contribute to such amount paid or payable by the QIU in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and New LLC on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and New LLC on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to the fee payable to the QIU pursuant to Section 3 hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and New LLC on the one hand or the QIU on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, New LLC and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by the QIU as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (d) The obligations of the Company and New LLC under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act.

     11.  (a)     If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and New LLC shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company and New LLC notify you that they have so arranged for the purchase of such Shares, you or the Company and New LLC shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and New LLC as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Company and New LLC shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and New LLC as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and New LLC shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of New LLC to sell the Optional Shares shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or New LLC, except for the expenses to be borne by the Company and New LLC and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     12. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

     13. If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and New LLC as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and New LLC shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.

     14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives and in all dealings with New LLC as a Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration
Department; if  to New LLC, to [               ] Attention:_________; if to
Fenway, to _______, Attention:________; if to an MDC Entity, to _________, Attention:__________; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9 (e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 12 hereof, the officers and directors of the Company and New LLC and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     17. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us one for the Company, one for each Selling Stockholder and one for each of the Representatives plus one for each counsel, and the Custodian, if any, counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (U.S. Version), the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                   Very truly yours,

                                   Aurora Foods Inc.

                                   By:
                                      --------------------------------
                                      Name:
                                      Title:


                                   Aurora/VDK LLC

                                   By:
                                      --------------------------------
                                      Name:
                                      Title:


                                   Fenway Partners Capital Fund, L.P.

                                   By: Fenway Partners, L.P.,
                                       its General Partner

                                   By: Fenway Partners Management, Inc.,
                                       its General Partner

                                   By:
                                      --------------------------------
                                      Name:
                                      Title:

                                   McCown De Leeuw & Co. III, L.P.

                                   By: MCD Management Company III, L.P.
                                       its General Partner

                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                   McCown De Leeuw & Co. III (Europe), L.P.

                                   By: MCD Management Company III, L.P.,
                                       its General Partner

                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                   McCown De Leeuw & Co. III (Asia), L.P.

                                   By: MCD Management Company IIIA, L.P.,
                                       its General Partner

                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                   McCown De Leeuw & Co. IV, L.P.

                                   By: MCD Management Company IV, LLC,
                                       its General Partner

                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                   McCown De Leeuw & Co. IV Associates, L.P.

                                   By: MCD Management Company IV, LLC
                                       its General Partner

                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                   Gamma Fund LLC

                                   By:
                                       --------------------------------
                                       Name:
                                       Title:


                                   Delta Fund LLC

                                   By:
                                       --------------------------------
                                       Name:
                                       Title:

Accepted as of the date hereof ,


Goldman, Sachs & Co.
BT Alex. Brown Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Credit Suisse First Boston Corporation
SBC Warburg Dillon Read Inc.
Chase Securities Inc.

By:
   ----------------------------------
        (Goldman, Sachs & Co.)

        On behalf of each of the Underwriters

                                      SCHEDULE I


                                                              NUMBER OF OPTIONAL
                                                                 SHARES TO BE
                                           TOTAL NUMBER OF       PURCHASED IF
                                           FIRM SHARES TO       MAXIMUM OPTION
          UNDERWRITER                       BE PURCHASED          EXERCISED
          -----------                      ---------------    ------------------
Goldman, Sachs & Co.  . . . . . . . . . .
BT Alex. Brown Incorporated
Donaldson, Lufkin & Jenrette Securities
  Corporation . . . . . . . . . . . . . .
Credit Suisse First Boston Corporation. .
SBC Warburg Dillon Read Inc.  . . . . . .
Chase Securities Inc. . . . . . . . . . .

[NAMES OF OTHER UNDERWRITERS] . . . . . .


                                                ----------             ---------








     Total                                      12,325,000             1,848,750
                                                ==========             =========


                                     SCHEDULE II


                                                              NUMBER OF OPTIONAL
                                                                 SHARES TO BE
                                             TOTAL NUMBER        PURCHASED IF
                                              OF FIRM           MAXIMUM OPTION
                                          SHARES TO BE SOLD       EXERCISED
                                          -----------------   ------------------
The Company. . . . . . . . . . . . . .           11,004,408
Aurora/VDK LLC (a) . . . . . . . . . .            1,320,592            1,848,750







                                                 ----------            ---------





                                                 ----------            ---------

     Total                                       12,325,000            1,848,750
                                                 ==========            =========


     (a) Aurora/VDK LLC has appointed [NAMES OF ATTORNEYS-IN-FACT (NOT LESS THAN TWO)], and each of them, as the Attorneys-in-Fact for Aurora/VDK LLC.

                                                                         ANNEX I

                                FORM OF COMFORT LETTER

     Pursuant to Section 8(h) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives");

          (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

          (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

          (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

          (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                  (A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

                  (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

                  (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

                  (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                  (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and


                  (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and
     (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                     ANNEX II(a)

                            Opinion of Sullivan & Cromwell

                                                                     ANNEX II(b)

                           Opinion of Richards & O'Neil LLP
               (Pursuant to Section 8(c) of the Underwriting Agreement)

                                                                     ANNEX II(c)

                          Opinion of Richards & O'Neil, LLP
               (Pursuant to Section 8(c) of the Underwriting Agreement)

                                                                     ANNEX II(d)

                               Opinion of Ropes & Gray

                                                                     ANNEX II(e)

                            Opinion of Cooley Godward LLP


                                          42